UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2023

TuSimple Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40326	86-2341575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9191 Towne Centre Drive, Suite 600
San Diego, CA 92122
(Address of principal executive offices, including zip code)
(619) 916-3144
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, on December 15, 2022, the Board of Directors (the “Board”) of TuSimple Holdings Inc. (the “Company”) appointed Eric Tapia as the permanent Chief Financial Officer of the Company. At the time of the filing of its Current Report on Form 8-K on December 15, 2022, the Company had not made any determinations with regard to any modifications to Mr. Tapia’s compensation in connection with his appointment.

On February 2, 2023, and in connection with the appointment of Mr. Tapia as the Chief Financial Officer of the Company, the Compensation Committee of the Board approved Mr. Tapia’s new compensation. For 2023, Mr. Tapia will have an annual base salary of $400,000, and will have a target annual cash incentive of $200,000. In addition, the Board granted Mr. Tapia 253,537 time-based restricted stock unit awards under the TuSimple Holdings Inc. 2021 Equity Incentive Plan, as amended, which awards will vest in equal quarterly installments over four years following the date of grant, subject to continued employment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TuSimple Holdings Inc.

By:	/s/ Eric Tapia
Eric Tapia
Chief Financial Officer
Dated: February 3, 2023